Exhibit 99.1

ChannelAdvisor Announces Fourth Quarter and Full Year 2013 Financial Results
Fourth quarter total revenue of $20.5 million increases 28 percent year-over-year
Fourth quarter core revenue of $20.1 million increases 30 percent year-over-year

Research Triangle Park, NC - February 6, 2014 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable retailers and manufacturers to increase global sales, today announced its financial results for the fourth quarter and full year ended December 31, 2013.

“We are pleased to report a record fourth quarter with total revenue of $20.5 million and a 30% year-over-year increase in core revenue. Full-year 2013 total revenue was $68.0 million with a 29% year-over-year increase in core revenue,” said Scot Wingo, Chief Executive Officer of ChannelAdvisor. “Our revenue growth accelerated due to the secular e-commerce trends, as well as increased fragmentation and complexity. In 2013, we grew our customer base 26%, adding 501 customers and ending the year with 2,429 customers. This illustrates that retailers are partnering with ChannelAdvisor as their strategic cloud-based platform for managing and optimizing their e-commerce channels. With the solid success we have seen from our increased investments in sales and marketing, we plan to continue this strategy in 2014 in order to further capitalize on the significant opportunity ahead of us.”

Fourth Quarter 2013 Financial Results

•	Total revenue of $20.5 million for the fourth quarter of 2013 increased 28 percent compared with total revenue of $16.0 million in the fourth quarter of 2012.

•
Core revenue increased by 30 percent to $20.1 million from $15.4 million in the fourth quarter of 2012. The company’s method for calculating this and other key operating metrics that it reports is included later in this press release.

•
GAAP net loss was $(8.6) million compared with net income of $0.6 million in the fourth quarter of 2012. GAAP net loss per share was $(0.38), based on 22.7 million weighted average diluted shares outstanding, compared with net income per share of $0.04, based on 16.0 million weighted average diluted shares outstanding in the year-ago period.

•
Non-GAAP net loss, which excludes the impact of non-cash stock-based compensation expense and loss on extinguishment of debt, was $(4.8) million compared with non-GAAP net income of $0.9 million for the fourth quarter of 2012. Non-GAAP net loss per share was $(0.21) for the fourth quarter of 2013, based on 22.7 million weighted average diluted shares outstanding, compared with non-GAAP net income per share of $0.05 for the fourth quarter of 2012, based on 16.0 million weighted average diluted shares outstanding. Per share figures for the fourth quarter of 2012 assume that the company’s pre-IPO preferred stock was converted to common stock at the beginning of the quarter.

•
Adjusted EBITDA, a non-GAAP measure, was $(3.2) million for the fourth quarter of 2013 compared with $1.9 million for the fourth quarter of 2012. Adjusted EBITDA excludes depreciation, amortization, income tax, interest and stock-based compensation expenses, as well as loss on extinguishment of debt.

•
Cash at quarter end totaled $104.4 million, compared with $90.3 million at the end of the third quarter of 2013. The increase was primarily due to proceeds from our registered public follow-on offering in November, partially offset by the repayment of our debt and investments in our long-term growth.

Full Year 2013 Financial Results

•	Total revenue of $68.0 million for the year increased 27 percent compared with total revenue of $53.6 million in 2012.

•	Core revenue increased by 29 percent to $66.2 million from $51.2 million in 2012.

•
GAAP net loss was $(20.6) million compared with a net loss of $(4.9) million in the year ended 2012. GAAP net loss per share was $(1.51), based on 13.7 million weighted average shares outstanding, compared with a net loss per share of $(4.23), based on 1.2 million weighted average shares outstanding in the year-ago period.

•
Non-GAAP net loss was $(15.4) million compared with a non-GAAP net loss of $(4.3) million for the year ended 2012. Non-GAAP net loss per share was $(0.80) for 2013, based on 19.2 million weighted average shares outstanding, compared with a non-GAAP net loss per share of $(0.30) for 2012, based on 14.6 million weighted average shares outstanding. Per share figures for 2012 assume that the company’s pre-IPO preferred stock was converted to common stock at the beginning of the year.

•	Adjusted EBITDA was $(8.5) million in 2013 compared with $(0.3) million in 2012.

Exhibit 99.1

Recent Business Highlights

•
Added 142 net core customers in the fourth quarter. Total core customer count was 2,429 at the end of the fourth quarter, an increase of 26 percent from 1,928 core customers at the end of the fourth quarter of 2012.

•
Average revenue per core customer, calculated on a trailing twelve-month basis, increased 9 percent to $30,670 at the end of the fourth quarter, compared with $28,050 at the end of the fourth quarter of 2012.

•	Fixed subscription fees were 67 percent of total revenue and variable subscription fees were 33 percent of total revenue for 2013. This compares to 61 percent and 39 percent, respectively, for 2012.

•	Subscription dollar retention rate, the primary metric that we use to measure customer retention, exceeded 100 percent for the quarter, consistent with recent performance.

•	Processed $4.4 billion in total gross merchandise value in 2013, an increase of 26 percent from 2012.

•	Added new top-tier customers including Alex & Ani, BlueStem Brands, Quiksilver, TireBuyer.com and WMF Americas Group, Inc.

•
Expanded Webstores Amplifier solution with the addition of support for Shopify, allowing customers to maintain a single system of record within the ChannelAdvisor platform while automatically pushing inventory to a Shopify store.

•	Participated at the 2013 SEMA Auto Show at the Las Vegas Convention Center.

•	Recognized by the North Carolina Technology Association (NCTA) as the winner of this year’s NCTA 21 Software Company of the Year award.

•	Appointed industry veteran James Huang as managing director for Greater China.

Business Outlook
Based on information available as of today, ChannelAdvisor is issuing the following guidance for the first quarter and full year of 2014:

First Quarter 2014

•	Total revenue between $18.7 million and $19.0 million.

•	Adjusted EBITDA between $(8.5) million and $(7.0) million.

•	Stock-based compensation expense between $1.5 million and $2.0 million.

•	24.1 million weighted average shares outstanding.

Full Year 2014

•	Total revenue between $84.6 million and $85.4 million.

•	Adjusted EBITDA between $(19.0) million and $(15.0) million.

•	Stock-based compensation expense between $7.0 million and $9.0 million.

•	24.4 million weighted average shares outstanding.

Conference Call Information

What:	ChannelAdvisor fourth quarter and full year 2013 financial results conference call
When:	Thursday, February 6, 2014
Time:	5:00 p.m. ET
Live Call:	(866) 700-6293, Passcode 79225744, Domestic
(617) 213-8835, Passcode 79225744, International
Replay:	(888) 286-8010, Passcode 17499170, Domestic
(617) 801-6888, Passcode 17499170, International
Webcast:	http://ir.channeladvisor.com (live and replay)
The replay will be available until February 20, 2014

Exhibit 99.1

Key Operating Metrics
Core revenue excludes revenue attributable to the products from two small legacy acquisitions, both of which occurred prior to 2008, which we do not consider to be a core part of our strategic focus going forward.
Number of core customers includes all customers who subscribe to at least one of our solutions other than the non-core, legacy products.
Average revenue per core customer is total core revenue divided by the average monthly number of core customers during the period.
Subscription dollar retention rate is calculated for a particular period by establishing the cohort of core customers that had active contracts as of the end of the prior period. We then calculate our subscription dollar retention rate by taking the amount of fixed subscription revenue we recognized for the cohort in the period for which we are reporting the rate and dividing it by the fixed subscription revenue we recognized for the same cohort in the prior period. For this purpose, we do not include any non-core revenue, any variable subscription fees paid by our customers or any implementation fees.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: core revenue, non-GAAP net (loss) income, non-GAAP net (loss) income per share and adjusted EBITDA.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs. With respect to our expectations under "Business Outlook" above, reconciliation of non-GAAP Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading provider of cloud-based e-commerce solutions that enable online retailers and manufacturers to integrate, manage and optimize their merchandise sales across hundreds of online channels including Amazon, Google, eBay, Facebook and more. Through automation, analytics and optimization, ChannelAdvisor customers can leverage a single inventory feed to more efficiently list and advertise products online, and connect with shoppers to increase sales. Billions of dollars in merchandise value are driven through ChannelAdvisor’s platform every year, and thousands of customers use ChannelAdvisor’s solutions to help grow their businesses. For more information, visit www.channeladvisor.com.

Exhibit 99.1

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on two non-redundant data centers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; and challenges and risks associated with our increasing international operations. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.
###
Media Contact:
Sarah O'Dea
ChannelAdvisor Corporation
sarah.odea@channeladvisor.com
919-228-4784
Investor Contact:
Garo Toomajanian
ICR, LLC
ir@channeladvisor.com
919-228-2003

The following schedules are preliminary and subject to change pending the company's filing of its Form 10-K.

ChannelAdvisor Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2013	2012
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$104,406	$10,865
Accounts receivable, net of allowance of $561 and $191 as of December 31, 2013 and December 31, 2012, respectively	13,951	9,571
Prepaid expenses and other current assets	3,571	2,589
Total current assets	121,928	23,025
Property and equipment, net	9,088	4,315
Goodwill	16,106	16,106
Intangible assets, net	670	1,245
Restricted cash	685	687
Other assets	309	2,644
Total assets	$148,786	$48,022
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$4,237	$1,269
Accrued expenses	7,492	4,650
Deferred revenue	14,093	9,750
Current portion of long-term debt	—	3,370
Other current liabilities	1,723	980
Total current liabilities	27,545	20,019
Long-term debt, net of current portion	—	7,602
Series A and Series C warrants liability	—	3,235
Long-term capital leases, net of current portion	1,558	1,136
Other long-term liabilities	1,903	1,714
Total liabilities	31,006	33,706
Commitments and contingencies
Redeemable convertible preferred stock:
Convertible Series A preferred stock, $0.001 par value, 0 and 94,069,763 shares authorized, 0 and 93,821,393 shares issued and outstanding as of December 31, 2013 and December 31, 2012, respectively	—	18,887
Convertible Series B preferred stock, $0.001 par value, 0 and 40,641,227 shares authorized, issued and outstanding as of December 31, 2013 and December 31, 2012, respectively	—	18,000
Convertible Series B-1 preferred stock, $0.001 par value, 0 and 5,660,378 shares authorized, issued and outstanding as of December 31, 2013 and December 31, 2012, respectively	—	3,000
Convertible Series C preferred stock, $0.001 par value, 0 and 80,000,000 shares authorized, 0 and 73,880,351 shares issued and outstanding as of December 31, 2013 and December 31, 2012, respectively	—	50,608
Total redeemable convertible preferred stock	—	90,495
Stockholders’ equity (deficit):
Common stock, $0.001 par value, 100,000,000 and 303,500,000 shares authorized, 23,643,872 and 1,240,193 shares issued and outstanding as of December 31, 2013 and December 31, 2012, respectively	24	1
Additional paid-in capital	218,330	3,584
Accumulated other comprehensive loss	(471)	(289)
Accumulated deficit	(100,103)	(79,475)
Total stockholders’ equity (deficit)	117,780	(76,179)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$148,786	$48,022

ChannelAdvisor Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)
Revenue	$20,486	$15,993	$68,004	$53,587
Cost of revenue (1)	5,117	4,042	18,088	14,749
Gross profit	15,369	11,951	49,916	38,838
Operating expenses (1):
Sales and marketing	11,060	6,161	37,458	24,326
Research and development	3,787	2,576	12,669	10,109
General and administrative	5,513	2,390	14,154	8,252
Total operating expenses	20,360	11,127	64,281	42,687
(Loss) income from operations	(4,991)	824	(14,365)	(3,849)
Other (expense) income:
Loss on extinguishment of debt	(3,112)	—	(3,112)	—
Interest expense, net	(354)	(357)	(2,960)	(1,185)
Other income, net	(5)	6	12	31
Total other (expense) income	(3,471)	(351)	(6,060)	(1,154)
(Loss) income before income taxes	(8,462)	473	(20,425)	(5,003)
Income tax expense (benefit)	147	(153)	203	(70)
Net (loss) income	$(8,609)	$626	$(20,628)	$(4,933)
Net (loss) income per share:
Basic and diluted	$(0.38)	$0.04	$(1.51)	$(4.23)
Weighted average common shares outstanding:
Basic	22,724,943	1,200,109	13,695,804	1,164,942
Diluted	22,724,943	15,960,013	13,695,804	1,164,942

(1) Includes stock-based compensation as follows:
Cost of revenue	$45	$26	$204	$64
Sales and marketing	168	103	607	224
Research and development	84	31	348	105
General and administrative	369	85	940	245
	$666	$245	$2,099	$638

ChannelAdvisor Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2013	2012
	(unaudited)
Cash flows from operating activities
Net loss	$(20,628)	$(4,933)
Adjustments to reconcile net loss to net cash and cash equivalents (used in) provided by operating activities:
Depreciation and amortization	3,722	2,903
Loss on extinguishment of debt	3,112	—
Bad debt expense	527	162
Deferred income taxes	(12)	30
Change in fair value of preferred stock warrants	1,052	5
Accretion of debt discount	547	372
Non-cash stock-based compensation expense	2,099	638
Change in lease incentive obligation	(21)	(21)
Amortization of debt issuance costs	38	57
Change in deferred rent	51	544
Changes in assets and liabilities:
Accounts receivable	(4,917)	(1,966)
Prepaid expenses and other assets	(1,026)	(1,102)
Restricted cash	(1)	199
Accounts payable and accrued expenses	5,672	381
Deferred revenue	4,471	3,922
Net cash and cash equivalents (used in) provided by operating activities	(5,314)	1,191

Cash flows from investing activities
Purchases of property and equipment	(3,711)	(1,930)
Payment of internal-use software development costs	(1,507)	(164)
Net cash and cash equivalents used in investing activities	(5,218)	(2,094)

Cash flows from financing activities
Proceeds from issuance of common stock, net of underwriting discounts and commissions	118,463	—
Proceeds from issuance of debt, net of debt issuance costs	—	9,873
Repayment of debt and capital leases	(14,230)	(1,548)
Payment of debt extinguishment costs	(1,200)	—
Payment of deferred offering costs	(2,909)	(1,548)
Proceeds from exercise of common stock warrants	1,592	—
Proceeds from exercise of stock options	2,448	222
Repurchase and retirement of common stock	—	(193)
Net cash and cash equivalents provided by financing activities	104,164	6,806

Effect of currency exchange rate changes on cash	(91)	(36)
Net increase in cash and cash equivalents	93,541	5,867

Cash and cash equivalents, beginning of year	10,865	4,998
Cash and cash equivalents, end of year	$104,406	$10,865

Reconciliation of Core Revenue (Non-GAAP) to Revenue (GAAP)
(unaudited; in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Core revenue	$20,073	$15,438	$66,215	$51,224
Non-core revenue	413	555	1,789	2,363
Total revenue	$20,486	$15,993	$68,004	$53,587

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net (Loss) Income and Non-GAAP Net (Loss) Income Per Share
(unaudited; in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net (loss) income (GAAP)	$(8,609)	$626	$(20,628)	$(4,933)
Plus: stock-based compensation	666	245	2,099	638
Plus: loss on extinguishment of debt	3,112	—	3,112	—
Net (loss) income (Non-GAAP)	$(4,831)	$871	$(15,417)	$(4,295)

Net (loss) income per share, basic (Non-GAAP):
Weighted average common shares outstanding, basic	22,724,943	1,200,109	13,695,804	1,164,942
Additional weighted average shares giving effect to conversion of preferred stock at the beginning of the period	—	13,388,066	5,465,265	13,385,257
Shares used in computing non-GAAP net loss per share, basic	22,724,943	14,588,175	19,161,069	14,550,199
Net (loss) income per share, basic (Non-GAAP)	$(0.21)	$0.06	$(0.80)	$(0.30)

Net (loss) income per share, diluted (Non-GAAP):
Weighted average common shares outstanding, diluted	22,724,943	15,960,013	13,695,804	1,164,942
Additional weighted average shares giving effect to conversion of preferred stock at the beginning of the period	—	—	5,465,265	13,385,257
Shares used in computing non-GAAP net loss per share, diluted	22,724,943	15,960,013	19,161,069	14,550,199
Net (loss) income per share, diluted (Non-GAAP)	$(0.21)	$0.05	$(0.80)	$(0.30)

Reconciliation of Net (Loss) Income to Adjusted EBITDA
(unaudited; in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net (loss) income	$(8,609)	$626	$(20,628)	$(4,933)
Adjustments:
Interest expense, net	354	357	2,960	1,185
Income tax expense (benefit)	147	(153)	203	(70)
Depreciation and amortization expense	1,103	802	3,722	2,903
Total adjustments	1,604	1,006	6,885	4,018
EBITDA	(7,005)	1,632	(13,743)	(915)
Stock-based compensation expense	666	245	2,099	638
Loss on extinguishment of debt	3,112	—	3,112	—
Adjusted EBITDA	$(3,227)	$1,877	$(8,532)	$(277)

Reconciliation of Core Revenue Growth (USD) to Adjusted Core Revenue Growth (Local Currency)
(unaudited)
	Three Months Ended				Year Ended
	March 31, 2013	June 30, 3013	September 30, 2013	December 31, 2013	December 31, 2013
Core revenue growth (USD)	25.6%	31.4%	29.7%	30.0%	29.3%
Less: foreign currency translation loss	(0.3)	(0.8)	(1.1)	(1.0)	(0.8)
Adjusted core revenue growth (local currency)	25.9%	32.2%	30.8%	31.0%	30.1%